UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 7, 2020 (December 4, 2020)

Date of Report

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Common Stock $0.0001 par value per share Preferred Share Purchase Rights	DRRX	The NASDAQ Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 4, 2020, DURECT Corporation (“DURECT”) entered into an Asset Purchase Agreement (the “Agreement”) with Evonik Corporation (the “Buyer”), pursuant to which the Buyer agreed to purchase certain assets (the “Transferred Assets”) related to DURECT’s LACTEL® Absorbable Polymers product line (the “Business”). Under the terms of the Asset Purchase Agreement, the Buyer agreed to pay DURECT the sum of $15 million subject to certain adjustments, and also agreed to assume certain liabilities with respect to the Transferred Assets.

The final purchase price shall be equal to $15 million plus (i) the 2020 EBITDAS Milestone and (ii) plus or minus an adjustment based on the year-end net working capital of the Business. The 2020 EBITDAS Milestone means an amount equal to the lesser of (a) ten times the amount obtained by subtracting an agreed upon amount from the Acquired Product Line 2020 EBITDAS (which is derived from DURECT’s good faith calculations of earnings of the Business for the year ended December 31, 2020 pursuant to a pre-agreed methodology) and (b) an agreed upon maximum amount. In the event the actual EBITDAS of the Acquired Product Line for the year ended December 31, 2020, is less than an agreed upon amount, then the amount of the 2020 EBITDAS Milestone shall be zero.

In the Agreement, DURECT and the Buyer made certain customary representations and warranties and agreed to certain customary covenants. Specifically, (i) before the closing of the transaction (the “Closing”), DURECT will be subject to certain business conduct restrictions with respect to the Business and (ii) for five years following the Closing, DURECT will be prohibited from directly competing with the Business, subject to certain exceptions as described in the Agreement. The Agreement provides that DURECT and the Buyer will indemnify each other for losses arising from certain breaches of the Agreement and for certain other liabilities. DURECT and the Buyer also expect to enter into a transition services agreement upon the Closing.

The Closing is expected to occur by the first quarter of 2021 pending the satisfaction of certain customary closing conditions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement itself, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of DURECT Corporation dated December 7, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: December 7, 2020	By:	/s/ James E. Brown
James E. Brown President and Chief Executive Officer

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